                                                                    Exhibit 99.1

                  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corporate Property Associates 15 Incorporated (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Co-Chief Executive Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Polk Carey                          /s/ Gordon F. DuGan
    ----------------------------                    ----------------------------

    William Polk Carey                              Gordon F. DuGan
    Chairman                                        Vice Chairman
    (Co-Chief Executive Officer)                    (Co-Chief Executive Officer)
    5/13/2003                                       5/13/2003
    ---------                                       ---------
    Date                                            Date

A signed original of this written statement required by Section 906 has been provided to Corporate Property Associates 15 Incorporated and will be retained by Corporate Property Associates 15 Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.